EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACTS:	THOMAS H. POHLMAN
CEO

JOHN P. NELSON
CFO

(515) 232-6251
OCTOBER 12, 2007

AMES NATIONAL CORPORATION
ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

Net income for the third quarter of 2007 was $2,939,000, or $0.31 per share, a 15% increase above the $2,546,000 or $0.27 per share earned during the same period in 2006.  The improvement in earnings can be attributed to higher net interest income which increased $325,000, as well as increases in trust revenues ($102,000) and securities gains ($207,000).  Partially offsetting some of the income gains was higher non-interest expense primarily related to First National Bank’s new office in Ankeny, Iowa.

For the three month periods ending September 30, 2007 and 2006, the Company’s annualized return on average assets was 1.39% and 1.25%, respectively.  For the same periods, the annualized return on average equity was 10.69% and 9.36%, respectively.  The net interest margin for the most recent quarter was 3.39% compared to 3.25% for the same quarter in 2006.  The efficiency ratios for the quarter ending September 30, 2007 and 2006 were 54.02% and 52.80%, respectively.

For the nine month period ending September 30, 2007, the Company earned net income of $8,287,000, or $0.88 per share, a 1% increase from net income of $8,223,000, or $0.87 per share, earned a year ago.  Current year earnings were aided by an improving net interest margin which was 3.32% compared to 3.29% for the nine month period ending September 30, 2007 and 2006, respectively.  This margin improvement increased net interest income for the current nine month period by $334,000 compared to the same period 2006.  Favorable conditions in the equity markets allowed the Company to realize net security gains that were $597,000 over the previous year.  Trust department income was also up over 2006 by $454,000 to $1,543,000.

The Company’s annualized return on average assets was 1.31% and 1.34% with an annualized return on average equity of 9.92% and 10.08%, for the nine month periods ending September 30, 2007 and 2006, respectively.  The efficiency ratio for the nine months ending September 30, 2007 and 2006 was 53.65% and 52.26%, respectively.

Assets were $851 million as of September 30, 2007, a 4% increase over the $822 million posted a year ago.  The increase in assets relates primarily to increased loan volume.

Net loans were a record $458 million, an 8% increase over the $425 million posted one year ago.  The commercial and commercial real estate loans accounted for most of the growth.  The allowance for loan losses totaled $6,181,000 as of September 30, 2007 with net charged off loans of $245,000 recorded for the quarter ending September 30, 2007.  This compares to an allowance for loan losses of $6,503,000 as of September 30, 2006 with net charged-off loans of $11,000 recorded for the quarter ending September 30, 2006.  In addition to the allowance for loan losses, an additional reserve for off-balance sheet activities, primarily unfunded loan commitments, was funded during the third quarter with a provision of $233,000.  This provision is included in non-interest expense.

Deposits increased $1 million or 0.2% to $651 million as of September 30, 2007 compared to one year earlier as the result of an increase in time deposit balances of $100,000 or more. Long-term borrowings increased to $23,000,000 as of September 30, 2007 compared to $2,000,000 as of September 30, 2006. Long-term borrowings for 2007 were comprised primarily of repurchase agreements with maturities ranging from two to five years.

Total stockholders’ equity totaled $112 million as of September 30, 2007 and was relatively unchanged from one year ago.  The ratio of stockholders’ equity to total assets equaled 13% for September 30, 2007 and 14% for September 30, 2006.

Company stock, under the symbol ATLO, is traded on the NASDAQ Capital Market and ranged in price from $19.06 to $21.70 during the third quarter of 2007 and closed at $20.37 on September 28, 2007.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)

	September 30,	September 30,
ASSETS	2007	2006

Cash and due from banks	$25,654,272	$18,014,733
Federal funds sold	-	50,000
Interest bearing deposits in financial institutions	661,885	3,331,089
Securities available-for-sale	341,089,875	351,928,869
Loans receivable, net	457,864,361	424,848,430
Loans held for sale	754,433	591,185
Bank premises and equipment, net	13,719,670	11,913,843
Accrued income receivable	8,408,901	8,328,348
Other assets	3,139,478	2,895,230
Total assets	$851,292,875	$821,901,727

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$71,653,364	$73,742,114
NOW accounts	145,788,086	150,119,248
Savings and money market	144,800,475	149,674,765
Time, $100,000 and over	108,556,497	92,706,421
Other time	180,181,480	183,418,287
Total deposits	650,979,902	649,660,835

Federal funds purchased and securities sold under agreements to repurchase	55,232,215	49,069,784
Other short-term borrowings	3,361,535	2,272,894
Long-term borrowings	23,000,000	2,000,000
Dividends payable	2,545,987	2,450,503
Deferred income taxes	-	717,188
Accrued expenses and other liabilities	4,555,396	3,954,891
Total liabilities	739,675,035	710,126,095

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares;9,429,580 and 9,425,013 shares issued and outstanding at September 30, 2007 and September 30, 2006, respectively	18,859,160	18,850,026
Additional paid-in capital	22,588,691	22,498,904
Retained earnings	66,506,883	65,586,270
Accumulated other comprehensive income, net unrealized gain on securities available-for-sale	3,663,106	4,840,432
Total stockholders' equity	111,617,840	111,775,632

Total liabilities and stockholders' equity	$851,292,875	$821,901,727

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest and dividend income:
Loans	$8,062,624	$7,504,606	$23,500,424	$22,064,447
Securities
Taxable	2,322,438	2,320,638	6,981,845	6,488,712
Tax-exempt	1,218,921	1,045,124	3,603,235	3,121,681
Federal funds sold	2,132	40,918	181,523	144,911
Dividends	397,137	353,659	1,171,687	1,052,437

Total interest income	12,003,252	11,264,945	35,438,714	32,872,188

Interest expense:
Deposits	5,232,913	5,111,121	16,041,795	14,515,383
Other borrowed funds	789,136	497,354	1,804,055	1,097,577

Total interest expense	6,022,049	5,608,475	17,845,850	15,612,960

Net interest income	5,981,203	5,656,470	17,592,864	17,259,228

Provision (credit) for loan losses	(264,131)	45,859	(110,527)	(227,371)

Net interest income after provision (credit) for loan losses	6,245,334	5,610,611	17,703,391	17,486,599

Non-interest income:
Trust department income	438,383	336,207	1,543,048	1,089,285
Service fees	479,930	474,633	1,383,137	1,379,684
Securities gains, net	537,969	330,827	1,444,047	846,135
Gain on sale of loans held for sale	241,548	173,163	539,652	457,150
Merchant and ATM fees	143,859	127,108	426,144	403,328
Gain on foreclosure of real estate	—	10,734	—	482,203
Other	146,284	118,701	430,943	404,894

Total non-interest income	1,987,973	1,571,373	5,766,971	5,062,679

Non-interest expense:
Salaries and employee benefits	2,480,547	2,341,368	7,543,814	7,128,646
Data processing	535,527	541,865	1,643,884	1,624,142
Occupancy expenses	344,227	294,113	965,715	891,991
Off-balance sheet provision	233,000	—	233,000	—
Other operating expenses	711,887	639,067	2,146,260	2,024,029

Total non-interest expense	4,305,188	3,816,413	12,532,673	11,668,808

Income before income taxes	3,928,119	3,365,571	10,937,689	10,880,470

Income tax expense	989,580	819,999	2,650,706	2,657,713

Net income	$2,938,539	$2,545,572	$8,286,983	$8,222,757

Basic and diluted earnings per share	$0.31	$0.27	$0.88	$0.87

Declared dividends per share	$0.27	$0.26	$0.81	$0.78